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                                                                    EXHIBIT 99.5

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                          KIRKPATRICK & LOCKHART LLP
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                       1800 MASSACHUSETTS AVENUE, N.W.
                                 2ND FLOOR
                         WASHINGTON, D.C. 20036-1800

                          TELEPHONE (202) 778-9000
                          FACSIMILE (202) 778-9100

ARTHUR J. BROWN
(202) 778-9046
brownaj@kl.com


                               February 28, 1996

G.T. Global Growth Series
50 California Street
San Francisco, California 94111

Dear Sir or Madam:

     G.T. Global Growth Series (the "Trust") is an unincorporated voluntary association organized under the laws of the Commonwealth of Massachusetts by Declaration of Trust. The Trust currently consists of eight series of shares of beneficial interest ("Series"): GT Global America Growth Fund, GT Global Europe Growth Fund, GT Global International Growth Fund, GT Global Japan Growth Fund, GT Global Worldwide Growth Fund, GT Global New Pacific Growth Fund, GT Global America Value Fund and GT Global America Small Cap Growth Fund. We understand that the Trust is about to file a Rule 24f-2 Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, for the purpose of making definite the number of shares of beneficial interest in the Trust which it has registered under the Securities Act of 1933, as amended, and which were sold during the Trust's fiscal year ended December 31, 1995.

     We have, as counsel, participated in various business and other proceedings relating to the Trust. We have examined copies, either certified or otherwise proved to be genuine, of the Declaration of Trust and By-Laws of the Trust, the minutes of the meetings of the board of trustees and other documents relating to its organization and operation, and we generally are familiar with its affairs. Based on the foregoing and assuming that the shares were issued in compliance with federal and state securities laws, it is our opinion that the shares of beneficial interest in the Trust sold during the fiscal year ended December 31, 1995, the registration of which will be made definite by the filing of the Rule 24f-2 Notice, were legally issued, fully paid and nonassessable.


       BOSTON * HARRISBURG * MIAMI * NEW YORK * PITTSBURGH * WASHINGTON

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KIRKPATRICK & LOCKHART LLP
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G.T. Global Growth Series
February 28, 1996
Page 2



     The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held liable personally for the obligations of the Trust or a Series. The Declaration of Trust states that the creditors of, contractors with and claimants against the Trust or a Series shall look only to the assets of the Trust or such Series for payment. It also requires that notice of such disclaimer be given in each note, bond contract, certificate, undertaking or instrument made or issued by the officers or the trustees of the Trust on behalf of the Trust or a Series. The Declaration of Trust further provides: (i) for indemnification from Trust or Series assets, as appropriate, for all losses and expenses of any shareholder personally held liable for the obligations of the Trust or a Series by virtue of ownership of shares of a Series; and (ii) for the Trust to assume the defense of any claim against any shareholder for being or having been a shareholder of the Trust or a Series for any act or obligation of the Trust or a Series. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust or a Series would be unable to meet its obligations.

     We hereby consent to this opinion accompanying the Rule 24f-2 Notice which you are about to file with the Securities and Exchange Commission.

                                       Sincerely yours,

                                       KIRKPATRICK & LOCKHART LLP


                                       By: /s/ Arthur J. Brown
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                                                Arthur J. Brown